                               AGENCY AGREEMENT

         This AGENCY AGREEMENT ("Agreement") is entered into effective as of December 8 1994, (the "Effective Date") by and between OREGON RISK MANAGEMENT, INC., an Oregon corporation, ("Agent") and PAULA INSURANCE COMPANY, a CALIFORNIA corporation doing business as Agri-Comp Insurance Company, ("Company"), with reference to the following facts:

    A. Company desires to appoint Agent to solicit applicants for certain of Company's insurance products and to perform additional services with respect to Policies (as defined in paragraph 2.2) issued to such applicants.

    NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1. APPOINTMENT OF AGENT; AUTHORITY.

    1.1 APPOINTMENT OF AGENT. Company hereby appoints Agent as Company's nonexclusive soliciting agent and Agent accepts a nonexclusive appointment as a soliciting agent of Company for the lines and limits of insurance as set forth in SCHEDULE A attached hereto and incorporated herein by this reference. Such appointment is made pursuant to the Company's published rates and underwriting guidelines. At any time and from time to time Company, may, in its sole discretion, change its published rates or underwriting guidelines and withdraw from or add to the lines and limits of insurance set forth in SCHEDULE A.

    1.2 AUTHORITY. Agent's appointment and authority for such lines and limits of insurance shall extend only to any and all states in which Company and Agent shall both be licensed as required by prevailing regulatory requirements and in which Company's applicable forms and rates are approved for use. Agent shall supply Company with copies of all certificates of qualification or licenses required of Agent to act under this Agreement.

    2. AGENT'S DUTIES AND RESPONSIBILITIES.

    Commencing on the Effective Date, Agent will faithfully perform all of Agent's duties within the scope of the agency relationship created under this Agreement to, the best of the Agent's professional knowledge, skill and judgment, which duties shall include but not be limited to the following:

    2.1 SOLICITATION. Agent will actively solicit and present applicants to Company for acceptance, which applicants will meet the Company's underwriting standards and which applications in connection therewith will be within the limits authorized.

    2.2 POLICY ISSUANCE. With respect to applications for coverage submitted to and accept by Company, Agent will timely and properly deliver and execute or countersign, if necessary, contracts of insurance, policies, certificates, endorsements, memoranda and binders (collectively, "Policies") as directed by Company. Such Policies shall not, however, be delivered by Agent unless Agent has collected the initial premium as required by Company.

    2.3 PREMIUM RATES. Agent will ensure that accurate and proper premiums and rates for all Policies are quoted and charged in full compliance with approved rating system of Company.

    2.4 COLLECTION OF PREMIUMS. Agent will collect premiums due on all Policies and will timely account for and pay Company on such business in accordance with the requirements set forth in SCHEDULE B attached hereto and incorporated herein by this reference. Company may at any time and from time to time amend the procedures set forth in SCHEDULE B.

    2.5 FIDUCIARY CAPACITY. Agent will hold all premiums collected and received on Policies for Company in a fiduciary capacity, separate and apart on its books from all other funds of Agent, in a bank account or other media or investment approved in advance in writing by Company. Agent's books and records with respect to such funds shall be maintained in such a manner so as to establish clearly that Agent is holding such funds and acting as trustee for Company with respect to the same.

    2.6 COMPLIANCE WITH MANUALS. Agent will comply fully and timely with all instructions, rules, bulletins, manuals and underwriting guides issued in writing by Company to Agent promptly upon receipt thereof.

    2.7 COMPANY PROPERTY. Agent will safeguard, maintain and account for all Policies, forms, manuals, equipment and supplies furnished Agent by Company, all of which shall remain the property of Company, and will return the same to Company promptly upon demand.

    2.8 AGENT EXPENSES. Agent will pay, assume the obligation and be fully responsible for all costs and expenses associated with and in respect of the performance by Agent of its duties under this Agreement, including but not limited to rentals, office facilities, travel expenses, transportation facilities, employee and clerical salaries, benefits and expenses, countersignature fees and expenses, postage, advertising and local license fees.

    2.9 LEGAL COMPLIANCE. Agent will comply fully with all regulations, bulletins, rulings, circular letter, proclamations and statutes, federal, state or local, now or hereafter in force, and which are applicable to Agent's appointment and status hereunder.

    2.10 ACCURATE RECORDS - AUDIT. Agent will keep identifiable and accurate records and accounts of all business and transactions effected pursuant to this Agreement. Upon reasonable notice and at reasonable times, Agent will permit Company to visit, inspect, examine, audit and verify, at Agent's offices or elsewhere, any of the properties, accounts, files, documents, books, reports, work papers and other records (other than documents subject to an attorney-client privilege and bank examination reports) belonging to our in the possession or control of Agent relating to the business covered by this Agreement and, at Company's expense, to make copies thereof and extracts therefrom, provided that such audit shall not unreasonably interfere with Agent's normal course of business.

    2.11 APPOINT PRODUCERS. Agent may appoint Producers, subject to the provisions of paragraph 4 hereof.

    2.12 ERRORS AND OMISSIONS. The Company requires that Errors and Omissions insurance be maintained by the Agent with a limit of liability of one million dollars ($1,000,000) The Company may request evidence of such coverage at any time.

    3. LIMITATIONS ON AGENT'S AUTHORITY

    Agent shall have no authority nor shall it represent itself as having such authority other than as is specifically set forth in this Agreement. Without limiting the generality of the foregoing sentence, Agent agrees that it will not do any of the following:

    3.1 BIND COVERAGE. Bind coverage without prior approval of Company.
Written application must follow within three (3) working days. Binder may not be extended without Company approval.

    3.2 ALTERATIONS. Make, waive, alter or change any term; rate or condition stated in any Company contract or Company approved form, or discharge any contract in the name of Company.

    3.3 FORFEITURE. Waive a forfeiture.

    3.4 EXTENSION OF TIME. Extend the time for the payment of premiums or other monies due under the Policies or to Company.

    3.5 LITIGATION. Institute, prosecute or maintain any legal proceedings in connection with any matter pertaining to the Company's business nor accept service of process on behalf of Company.

    3.6 TRANSACTION OF BUSINESS. Transact business in contravention of the rules and regulations of any insurance department and/or other governmental authorities having jurisdiction of any or all subject matters embraced by this Agreement.

    3.7 ENDORSEMENT. Except as otherwise contemplated by other provisions of this Agreement or as may be specifically authorized by Company, make, accept or endorse notes, or endorse checks payable to Company otherwise incur any expense or liability on behalf of Company.

    3.8 MISREPRESENTATION. Misrepresent or compare incompletely for the purpose of inducing a policyholder in any other company to lapse, forfeit or surrender his/her/its insurance therein.

    4. APPOINTMENT OF PRODUCERS

    4.1 APPOINTMENT. Agent may appoint Producers (as defined below) only with the written consent of Company. All such Producers shall enter into a written contract with Agent, but not with Company, on forms approved by Company, without modification thereof. For the purposes of this Agreement a Producer is a licensed person, firm or corporation who, with the approval of Company, enters into an agreement with Agent, as an insurance agent or broker. A copy of each such executed agreement shall be immediately furnished to Company by Agent.

    4.2 REJECTION AND TERMINATION OF PRODUCERS. Company may, in its sole discretion and without liability to Agent, approve or reject each request by Agent for consent to its appointment of any Producer. Agent shall, when requested by Company, immediately dismiss any Producer.

    4.3 RESPONSIBILITY. Agent shall save Company harmless from all loss, expense, cost and liability resulting from unauthorized acts or transactions by Producers for whom Agent is responsible, and any other persons engaged by Agent or acting on its behalf. Agent shall be responsible for each Producer with whom Agent has executed a Producer's agreement until such agreement is terminated, and for each Producer who has been assigned to Agent for supervision until such supervision is terminated.

    4.4 PAYMENTS TO PRODUCERS. Company will pay commissions to Producers in accordance with the Schedule of Commissions included in or attached to the Producers' agreements which Company may from time to time authorize Agent to enter into, on its own behalf and not on behalf of Company. Company may at its option, pay such Producers' commissions by either:

    (i) Paying directly to one or more Producers the commissions to which they may be entitled under agreements between any of them and Agent, or

    (ii) Paying their commissions directly to Agent.

    In making such payment, Company may rely fully upon the agreements delivered to it by Agent. Company shall not be bound by an assignment or pledge of, or lien on, any Producer's commissions due from Agent, unless it has received specific and timely written notice of and has agreed in writing to honor such assignment, pledge or lien. Payment pursuant to either (i) or (ii) above shall fully discharge Company's obligation to Agent to the extent of such payments.

    5. DUTIES AND OBLIGATIONS OF COMPANY

    Commencing on the Effective Date, Company will faithfully perform all of Company's duties within the scope of the agency relationship created under this Agreement to the best of the Company's professional knowledge, skill and judgment, which duties shall include BUT not be limited to the following:

    5.1 MATERIALS. Company will provide Agent with such marketing and training support materials, supplies, manuals and brochures forage by Agent as it deems appropriate; and

    5.2 PROCESSING OF APPLICATIONS. Company will promptly process upon receipt all applications received from Agent.

    6. AGENT'S COMPENSATION

    Agent shall be entitled to receive as compensation under this Agreement a percentage of the premium written, paid for and received by Company under this Agreement, subject to offset, at the rate shown on the Company's current "Commission Schedule," a copy of which Commission Schedule is attached hereto as SCHEDULE C. Agent shall pay a return commission at the same rates on any return premiums, including return premiums on cancellations effected by Company. Company may change the commission rates set forth in SCHEDULE C upon sixty (60) days prior written notice to Agent.

    7. COMPANY'S RIGHT TO REJECT APPLICATIONS AND CANCEL OR RESCIND POLICIES

    Company reserves the right, in its sole discretion to (i) disapprove or reject any application for a policy submitted to it by Agent, (ii) limit or restrict the amount or plan of any policy it shall issue, (iii) require a higher premium than that applied for, (iv) cancel or rescind any existing policy, (v) alter or withdraw policies offered from time to time, and (vi) introduce new policies

    8. TERM

    Unless sooner terminated pursuant to paragraph 12 hereof, the term of this Agreement shall be for a one-year period commencing immediately upon the Effective Date (the "Term"). This Agreement shall automatically renew thereafter for successive like periods (each, a "Renewal Period") unless either party {i) notifies the other party within sixty (60) days of the expiration of the Term or of any Renewal Period of (he intention not to renew or (ii) otherwise terminates the Agreement pursuant to the terms hereof.

    9. ADVERTISING

    Agent shall not make, publish issue or insert or cause to have made, published, issued or inserts any advertisement, letter, circular, pamphlet or other publication or statement, written or through electronic media ("Advertisement"), referring to Company or the insurance written under this Agreement without the express prior written approval and consent of Company. Agent will cease use of any such Advertisement upon receipt of written notice from Company.

    10. NAME: LOGO; TRADEMARK; SERVICE MARK; OR SYMBOL

    Neither Company nor Agent will use the other's name nor any other name, logo, trademark, service mark or symbol that is now or may hereafter be owned by the other party, a parent or an affiliate or subsidiary thereof, except in the manner and to the extent that the other party may specifically authorize in writing. Upon termination of this Agreement, each party will immediately discontinue the use of such name, logo, trademark, service mark or symbol belonging to the other party or the parent, affiliate or subsidiary thereof.

    ll. INDEMNIFICATION

    11.1 INDEMNIFICATION OF COMPANY. Agent shall indemnify, defend and hold harmless Company, as well as its employees, officers, directors arid agents, from and against any and all claims, suits, hearings, actions, damages, liabilities, fines, penalties, costs, losses or expenses, including reasonable attorneys' fees, which they or any of them may sustain or incur, directly or indirectly, as the result of any misconduct, act, error, misrepresentation, inaccurate or misleading Advertising, omission or failure to act attributable to Agent, any Producer or other employee or representative of Agent, or resulting from any breach of this Agreement by Agent or by Agent's employees or representatives, including but not limited to the Producers and any independent contractors engaged by Agent to perform any of Agent's duties under this Agreement.

    11.2 INDEMNIFICATION OF AGENT. Company shall indemnify, defend and hold harmless Agent, its affiliates sub-agents brokers, representatives and holding company, as well as their respective employees, officers and directors, from and against any and all claims, suits, actions, liabilities, penalties, losses, fines and expenses, including reasonable attorney's fees, which they or any of them may sustain or incur, directly or indirectly, as the result of any misconduct, act, error, misrepresentation, inaccurate or misleading Advertisement, omission or failure to act attributable to Company or any officer, employee, director, agent or representative of Company, except to the extent such alleged misconduct, act, error, omission or failure to act is primarily attributable to Agent.

    11.3 SURVIVAL OF INDEMNIFICATION. The indemnification provided under this paragraph 1 1 shall survive the termination of this Agreement.

    12. TERMINATION OF AGREEMENT

    12.1 TERMINATION WITHOUT CAUSE. Either party may terminate this Agreement without cause upon one hundred-twenty (120) days prior written notice to the other party.

    12.2 TERMINATION FOR CAUSE. At any time during the Term or any Renewal Period, either party may terminate this Agreement immediately for cause upon written notification to the other party of such termination. Such written notice shall state the "cause" with specificity. As used in (his paragraph 12.2, the term "cause" shall include, without limitation, any one or more of the following events:

    A. CONVICTION. A party's indictment for or conviction of any felony, fraud or any crime involving dishonesty;

    B. MISAPPROPRIATION OF FUNDS. The intentional misappropriation by a party of funds or property of the other party or funds received for it or Policyholders by such other party, including but not limited to the intentional failure by Agent to remit to Company or Policyholders funds due promptly after written demand therefore by Company; and

    C. LICENSE SUSPENSION OR REVOCATION. The expiration or cancellation of or refusal to renew by the issuing insurance regulatory authority any license, certificate or other regulatory approval required in order for a party to perform its duties under this Agreement.

    12.3 RIGHTS AND DUTIES UPON TERMINATION. If, upon termination of this Agreement, Agent has promptly and properly accounted for and paid over to Company, premiums and all other amounts due as provided for hereunder for which Agent may be liable, Agent's records, use and control of policy expirations shall remain the property of Agent. Otherwise, no such ownership rights shall vest in Agent.

    13. INDEPENDENT CONTRACTOR

    This Agreement is not a contract of employment. Nothing contained in this Agreement shall be construed to create the relationship of joint venture, partnership or employer and employee between Company and Agent. Each party is an independent contractor and shall be free, subject to the terms and conditions of this Agreement, to exercise judgment and discretion with regard to the conduct of its business. Agent shall be solely responsible with respect to, and will promptly pay or withhold, as required, all taxes and sums due to the federal, state and/or local taxing authorities with respect to Agent and Agent's employees and licensees.

    14. CONFIDENTIALITY

    During the Term of this Agreement, and any Renewal Period thereafter, Company and Agent may acquire access to confidential or proprietary information of one another, including, but not limited to, the identities of one another's respective clients, customers, prospective client and customer lists, marketing surveys, cost analyses and procedures (collectively, "Confidential Information"). Such Confidential Information constitutes proprietary information and/or trade secrets and is the sole and exclusive property of the party generating such information. The parties agree that:

    (a) Each party shall use the Confidential Information of the other only for the purposes of carrying out its obligations under this Agreement;

    (b) All Confidential Information of a party and any physical and electronic embodiments thereof to which the other party acquires access will be held by such other party in strict confidence; and

    (c) Neither party will reveal, disclose, publish or use such Confidential Information of the other party except as provided hereunder.

    The provisions of this paragraph 14 shall survive the termination of this Agreement.

    15.  GENERAL PROVISIONS

    15.1 OFFSET. All amounts due Agent under this Agreement shall be subject to the right of offset.

    15.2 ASSIGNMENT. This Agreement and the rights, duties and obligations of the parties hereto shall not be assignable by either party hereto without the prior written consent of the other party and any purported assignment in the absence of such consent shall be void.

    15.3 FURTHER INSTRUMENTS. Each party shall execute and deliver all further instruments, documents and papers, and shall perform any and all acts necessary, to give full force and effect to all of the terms and provisions of this Agreement.

    15.4 SEVERABILITY. If any provision of this Agreement, as applied to any party or to any circumstance, shall be found by a court of competent jurisdiction to be void, invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of any such provision in any other circumstance, or the validity or enforceability of this Agreement.

    15.5 NOTICES. All notices which are required to be given or submitted pursuant to this Agreement shall be made in writing and shall be deemed given when deposited with the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, or when deposited with an overnight mail delivery service, to the last address of record of each party being notified which is maintained by the other party in the ordinary course of business.

    Any notice or demand required to be made under this Agreement to Agent shall be given to:

    Oregon Risk Management, Inc.
    960 S.E. Liberty S.E., Ste. 250
    Salem, Oregon 97302
    Attention: President

    Any notice or demand required to be made under this Agreement to Company shall be given to:

    Paula Insurance Company, DBA
    Agri-Comp Insurance Company
    300 N. Lake Avenue, Suite 300
    Pasadena California 91101
    Attention: President

    Any party may, by virtue of written notice in compliance with this paragraph, alter or change the address or the identity of the person to whom any notice, or copy thereof, is to be sent.

    15.6 WAIVERS. A waiver by any party of any of the terms and conditions of this Agreement in any one instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof, nor shall it be deemed a waiver of performance of any other obligation hereunder.

    15.7 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto relating to the subject matter hereof and supersedes ail prior and collateral agreements, understandings, statements and negotiations of the parties. Each party acknowledges that no representations, inducements, promises or agreements, oral or written, with reference to the subject matter hereof have been made other than as expressly set forth herein.

    15.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

    15.9 GENDER AND NUMBER. In all matters of interpretation, whenever necessary to give effect to any provision of this Agreement, each gender shall include the other, the singular shall include the plural and (he plural shall include the singular.

    15.10 PARAGRAPH AND SUB-PARAGRAPH HEADINGS. The titles of the paragraphs of this Agreement are for convenience only and shall not in any way affect the interpretation of any provision or condition of this Agreement.

    15.11 THIRD PARTIES. Except as may be expressly set forth herein, the parties hereto do not intend to confer any rights or remedies upon any person other than the parties hereto.

    15.12 LEGAL ACTION. In the event of any litigation between or among the parties hereto respecting or arising out of this Agreement, the prevailing party or parties shall be entitled to recover reasonable attorneys' fees and costs, whether or not such litigation proceeds to final judgment or determination.

   15.13 AMENDMENT. This Agreement may not be amended except by a writing signed by both parties.

    15.14 COUNTERPARTS. This Agreement may be executed in counterparts which, taken together, shall constitute the whole of the Agreement as between the parties.

    IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first abave written.

    COMPANY: PAULA Insurance Company
      DBA Agri-Comp Insurance Company

    By: /s/ [ILLEGIBLE]
       --------------------------------
    Title: President/CEO

    AGENT: Oregon Risk Management, Inc.

    By: /s/ [ILLEGIBLE]
       --------------------------------
    Title: President

SCHEDULE A

     POLICIES

     Workers' Compensation and Employers Liability insurance

SCHEDULE B

    COLLECTION OF PREMIUMS

    A. Agent shall be liable to Company for the full amount of premiums earned on all insurance contracts, regardless of the collectability or collection status of the accounts by the Agent except as outlined in paragraph B of this Schedule. Agent shall collect and receive, in the name of Company, all premiums and any other remuneration on policies, binders, or endorsements of Company written by or through it Such premiums shall be collected from insureds in accordance with the following general standards:

    (1) Deposit Premiums - at or no later than fifteen (15) days from the policy inception date or the billing date.

    (2) Installment, Endorsement or Any Other Premium Billings - promptly and, in no event, not more than thirty (30) days after the billing date.

    (3) Interim Voluntary Payroll Report - promptly and, in no event, not more than thirty (30) days after the end of the monthly, quarterly or semi-annual reporting period.

    (4) Annual, Interim and Cancellation Audits - promptly and, in no event, not more than thirty (30) days after the billing date.

    B. By mutual agreement between both parties, the Agent may return to the Company for direct collections a particular premium billing provided:

    (1) The Agent notifies the Company in writing within thirty (30) days from the billing date.

    (2) No commissions shall be payable to the Agent on any premiums returned to the Company for direct collection whether collected or not.

    C. The above standards may from time to time be altered and new and different standards adopted by Company Company's decision with respect thereto shall be final and an amendment of this Agreement shall not be necessary in order to effectuate new standards.

    D. Where return premium is due an insured, Agent shall promptly transmit the net return premium from Company funds, adding thereto the return commission from its own funds at the same rate at which such commissions were originally retained.

    E. Premium monies received by Agent are held by Agent in its fiduciary capacity and shall be transmitted to Company within two (2) business days unless paid to one of Agent's branch offices, in which case, within five (5) business days, deducting therefrom only Agent's commission as provided in paragraph 6 hereof and such funds as may be necessary to pay net return premiums as set forth above.

SCHEDULE C

    COMMISSIONS

    Workers' Compensation -  11.4%

    Special Commission rates on individual policies or groups may be negotiated by mutual agreements of the parties.

    No commission shall be paid or returned on additional or return premiums resulting from retrospective rating plan computations.

                                   AMENDMENT NO. 1
                                          TO
                                   AGENCY AGREEMENT

    This Amendment No. I to Agency Agreement (this "Amendment") is entered into as of the first day of September, 1995 with reference to that certain Agency Agreement between Paula Insurance Company and Oregon Risk Management, Inc. dated as of December 8,1994 (the "Agreement"). All capitalized terms used herein without definition shall have the meaning ascribed to them in the Agreement.

    In consideration of the mutual covenants set forth herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Agent and the Company agree to amend the Agreement as follows:

    1. Section 2 of the Agreement is hereby amended by adding a new paragraph
2.13 to read in full as follows:

    "2.13 BILLING, COLLECTION AND COMMISSION PAYMENT DELEGATION. The Company has sold and will sell insurance policies to insureds in the States of Oregon and Idaho through agencies directly appointed by the Company and which are and will be handled on a "direct bill" basis. Agent agrees to issue invoices, voluntary reports and other billing materials to such insureds on behalf of the Company. Agent agrees to collect and hold all funds due and payable as a result of such billing activities on behalf of the Company. Agent agrees to pay to any agencies which placed such policies with the Company, on behalf of the Company and out of Company funds held by the Agent, any and all commissions due to them pursuant to the terms of the respective agreements between such agencies and the Company. Agent agrees to promptly remit to the Company all remaining funds which the Agent so collects on behalf of the Company. The Company agrees to reimburse the Agent for its out of pocket expenses incurred while performing these tasks. The Company reserves the right to cause the Agent to cease such activities immediately upon written notice from the Company. The Company and the Agent agree that from time to time, as they mutually agree, the Company may delegate additional duties to the Agent with respect to the same policies for which the Agent has hereby assumed billing and collection responsibilities. In the event of such delegation, the Company will reimburse the Agent for its out of pocket expenses relating thereto.

    2. This Amendment is made effective as of the date of the Agreement, namely December 8, 1994.

    3. In all other respects, the Agreement shall continue in full force and effect.

    IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above:

PAULA INSURANCE COMPANY                    OREGON RISK MANAGEMENT, INC.



By: /s/ James A. Nicholson                 By: /s/ James A. Nicholson
   ------------------------------             ---------------------------

                                   AMENDMENT NO. 2
                                          TO
                                   AGENCY AGREEMENT

    This Amendment No. 2 to Agency Agreement (this "Amendment") is entered into as of the fifteenth day of June, 1996 with reference to that certain Agency Agreement between Paula Insurance Company and Agri-Comp Insurance Agency, Inc. (fka Oregon Risk Management, Inc.) dated as of December 8,1994 (the "Agreement"), as amended by Amendment No. 1 thereto dated as of December 8, 1994. All capitalized terms used herein without definition shall have the meaning ascribed to them in the Agreement.

    In consideration of the mutual covenants set forth herein and other good and valuable consideration the receipt and sufficiency which are hereby acknowledged, the Agent and the Company agree to amend the Agreement as follows:

    1. Schedule C to the Agreement is hereby amended by adding new paragraphs thereto to read in full as follows:

    "The Company agrees to pay to the Agent the following bonus commission for the 1996 calendar year contingent upon the Agent meeting the premium volume thresholds:

Invoiced 1996 Premium Volume           Bonus Commission
----------------------------           ----------------
$1,000,000                             1% of Invoiced Premium
$2,000,000                             Additional 1% of Invoiced Premium
$2,500,000                             Additional 1% of Invoiced Premium

    The foregoing bonus will be paid quarterly based on invoiced premium written prior to the end of the applicable quarter. The bonus will apply to all premium written, not merely the amount of premium over the premium threshold. The bonus will be subject to offset to the same extent as commissions payable under this Agreement."

    2. In all other respects, the Agreement shall continue in full force and effect.

    IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above:

PAULA INSURANCE COMPANY            AGRI-COMP INSURANCE
  dba AGRI-COMP INSURANCE              AGENCY, INC.
         COMPANY



By: /s/ [ILLEGIBLE]                  By: /s/ James A. Nicholson
   ---------------------------        ---------------------------

                                  AMENDMENT NO. 3
                                        TO
                                  AGENCY AGREEMENT

    This Amendment No. 3 to Agency Agreement (this "Amendment") is entered into as of the first day of April, 1997 with reference to that certain Agency Agreement between Paula Insurance Company and Agri-Comp Insurance Agency, Inc. (fka Oregon Risk Management, Inc.) dated as of December 8, 1994, as amended (the "Agreement"). All capitalized terms used herein without definition shall have the meaning ascribed to them in the Agreement.

    In consideration of the mutual covenants set forth herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Agent and the Company agree to amend the Agreement as follows:

    1. The relevant provisions of Schedule C to the Agreement are hereby amended as follows:

    "The Company agrees to pay to the Agent the following bonus commission for the 1997 calendar year contingent upon the Agent meeting the following quarterly premium volume thresholds:

Invoiced Quarterly 1997 Premium Volume    Bonus Commission
--------------------------------------    ----------------
$250,000                                  1% of Invoiced Premium
$500,000                                  Additional 1% of Invoiced Premium
$625 000                                  Additional 1%"of Invoiced Premium

    The foregoing bonus will be paid quarterly based on invoiced premium written prior to the end of the applicable quarter. The bonus will apply to all premium written, not merely the amount of premium over the premium threshold. The bonus will be subject to offset to the same extent as commissions payable under this Agreement."

    2. In all other respects, the Agreement (including the unamended provisions of Schedule C) shall continue in full force and effect.

    IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above:

PAULA INSURANCE COMPANY                 AGRI-COMP INSURANCE
  dba AGRI-COMP INSURANCE                   AGENCY, INC.
         COMPANY

By: /s/ James A. Nicholson              By: /s/ [ILLEGIBLE]
   -----------------------------        -----------------------